UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

Commission File Number 000-55089

AUTO PARTS 4LESS GROUP, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	90-1494749
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

106 W. Mayflower, North Las Vegas, NV 89030

(Address of principal executive offices)

(702) 267-6100

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On August 31, 2023 (the “Effective Date”), Auto Parts 4Less Group, Inc., a Nevada corporation (the “Company”), dismissed L J Soldinger Associates, LLC (“Soldinger”) as the Company’s independent registered public accounting firm. The dismissal was approved by the Company’s board of directors.

None of the reports of Soldinger, on the Company's financial statements for the past year contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that Soldinger’ report dated August 11, 2023 included an emphasis of matter for substantial doubt about the Company’s ability to continue as a going concern.

There were no disagreements between the Company and Soldinger, for the most recent fiscal year ended January 31, 2023 and any subsequent interim period through the Effective Date on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Soldinger, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Soldinger has not advised the Company that:

1)	information has come to the attention of Soldinger which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

2)	the scope of the audit should be expanded significantly, or information has come to the attention of Soldinger that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended January 31, 2023.

In regards to internal controls necessary to develop reliable financial statements, Soldinger has communicated to the Company as part of its required audit procedures that the internal controls necessary to properly compile information into financial statements in compliance with US Generally Accepted Accounting Principles were not effective as disclosed in Item 9A of the Company’s Annual Report on Form 10-K as of and for the fiscal year ended January 31, 2023 as the Company did not maintain effective internal control over financial reporting as a result of material weaknesses identified in its internal controls.

The Company provided Soldinger with a copy of the disclosures in this Current Report on Form 8-K (the “Form 8-K”) prior to filing with the Securities and Exchange Commission (the “SEC”). A copy of Soldinger’s letter dated September 5, 2023 to the SEC, stating whether it agrees with the statements made in this report, is filed as Exhibit 16.1 to this Form 8-K.

Appointment of Independent Registered Public Accounting Firm

On August 30, 2023, the Board of Directors of the Company engaged Victor Mokuolu, CPA PLLC (“Victor Mokuolu”) to serve as the Company’s independent registered public accounting firm for the year ending January 31, 2024. During the past two fiscal years ended January 31, 2023 and 2022, and from January 31, 2023 to August 30, 2023, the Company did not consult with Victor Mokuolu regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from L J Soldinger Associates, LLC Dated September 5, 2023 Regarding Change in Certifying Accountant
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Auto Parts 4Less Group, Inc.

Date: September 6, 2023	By:	/s/ Christopher Davenport
Christopher Davenport, Chief Executive Officer